Exhibit 99.2

ALLIANCE FINANCIAL CORPORATION
Consolidated Financial Information
($ in thousands)
Unaudited

	Period Ended March 31, 2005	Period Ended December 31, 2004	March 31, 2004
Balance Sheet

Cash and Due From Banks	$21,737	$21,258	$19,940
Federal Funds Sold	6,800	—	12,500

Securities Held-to-Maturity	7,156	5,367	6,997
Securities Available-for-Sale	303,310	319,758	315,388

Total Securities	310,466	325,125	322,385

Residential Real Estate Loans	174,711	176,666	172,032
Commercial Loans	151,183	148,821	144,976
Leases	20,359	15,817	4,526
Indirect Loans	127,143	117,622	103,185
Other Consumer Loans	62,753	63,862	58,364

Gross Loans and Leases	536,149	522,788	483,083
Less Unearned Income	2,942	2,055	673
Less Allowance for Loan and Lease Losses	4,829	5,267	5,893

Net Loans and Leases	528,378	515,466	476,517

Premises and Equipment, Net	13,656	14,454	13,168
Accrued Interest Receivable	4,353	4,005	4,301
Intangible Asset	7,518	—	—
Other Assets	16,252	13,626	13,793

Total Assets	$909,160	$893,934	$862,604

Non-Interest Checking Accounts	77,193	74,549	57,629
Interest Bearing Checking Accounts	74,480	81,891	76,715
Savings Accounts	63,040	62,783	65,351
Money Market Accounts	195,359	143,952	183,036
Time Deposits	269,794	259,946	237,260

Total Deposits	679,866	623,121	619,991

Short-Term Borrowings	68,279	101,854	42,776
Long-Term Borrowings	85,310	90,310	120,310
Accrued Interest Payable	1,504	1,451	1,170
Other Liabilities	6,567	8,302	9,176

Total Liabilities	841,526	825,038	793,423

Common Stock	3,968	3,947	3,940
Surplus	10,953	10,298	10,145
Unamortized Value of Restricted Stock	(1,670)	(1,047)	(1,186)
Undivided Profits	63,495	62,235	59,122
Accumulated Other Comprehensive Income	(1,157)	1,418	5,115
Treasury Stock	(7,955)	(7,955)	(7,955)

Total Shareholders’ Equity	67,634	68,896	69,181

Total Liabilities and Shareholders’ Equity	$909,160	$893,934	$862,604

Assets Under Trust Administration (Market Value)	$839,444	$282,255	$272,619

ALLIANCE FINANCIAL CORPORATION
Consolidated Financial Information
($ in thousands)
Unaudited

	Quarterly Average
	March 31, 2005	March 31, 2004
Balance Sheet

Cash and Due From Banks	$23,065	$22,125
Federal Funds Sold	5,604	8,702

Securities Held-to-Maturity	6,846	6,963
Securities Available-for-Sale	299,368	305,532

Total Securities	306,214	312,495

Residential Real Estate Loans	175,571	172,875
Commercial Loans	149,632	142,177
Leases	16,735	3,686
Indirect Loans	121,036	99,932
Other Consumer Loans	63,064	58,693

Gross Loans and Leases	526,038	477,363
Less Unearned Income	2,184	653
Less Allowance for Loan and Lease Losses	5,413	6,179

Net Loans and Leases	518,441	470,531

Premises and Equipment, Net	14,208	13,617
Accrued Interest Receivable	3,590	3,666
Intangible Asset	3,533	—
Other Assets	14,900	13,883

Total Assets	$889,555	$845,019

Non-Interest Checking Accounts	75,435	59,856
Interest Bearing Checking Accounts	83,780	84,638
Savings Accounts	63,485	65,313
Money Market Accounts	170,502	152,626
Time Deposits	261,900	230,651

Total Deposits	655,102	593,084

Short-Term Borrowings	66,847	55,082
Long-Term Borrowings	89,880	120,310
Other Liabilities	8,636	8,850

Total Liabilities	820,465	777,326

Common Stock	3,962	3,930
Surplus	10,766	9,830
Unamortized Value of Restricted Stock	(1,497)	(932)
Undivided Profits	62,756	58,594
Accumulated Other Comprehensive Income	1,058	4,226
Treasury Stock	(7,955)	(7,955)

Total Shareholders’ Equity	69,090	67,693

Total Liabilities and Shareholders’ Equity	$889,555	$845,019

ALLIANCE FINANCIAL CORPORATION
Consolidated Financial Information
($ in thousands)
Unaudited

	Three months ended March 31,
	2005	2004
Income Statement

Interest Income	$10,616	$10,004
Interest Expense	3,813	3,036

Net Interest Income	6,803	6,968
Provision for Loan and Lease Losses	(544)	14

Net Interest Income After Provision for Loan and Lease Losses	7,347	6,954

Trust & Brokerage Income	1,219	409
Service Charges on Deposit Accounts	657	739
Investment Securities Gains	—	273
Gain on the Sale of Loans	43	69
Bank Owned Life Insurance	98	294
Rental Income from Leases	542	177
Other Non-interest Income	390	383

Total Non-interest Income	2,949	2,344

Salaries and Employee Benefits	3,911	3,700
Occupancy Expense	1,722	1,218
Communication Expense	163	153
Stationary and Supplies Expense	118	131
Marketing Expense	183	244
Other Operating Expense	1,518	1,328

Total Operating Expenses	7,615	6,774

Net Income Before Taxes	2,681	2,524
Provision for Income Taxes	667	630

Net Income	$2,014	$1,894

Share and Per Share Data

Period Ending Shares Outstanding	3,593,090	3,565,213
Basic Average Shares Outstanding	3,587,627	3,556,666
Diluted Average Shares Outstanding	3,663,242	3,645,914

Basic Earnings Per Share	$0.56	$0.53
Diluted Earniings Per Share	$0.55	$0.52
Cash Dividends Declared	$0.21	$0.21
Book Value	$18.82	$19.40

ALLIANCE FINANCIAL CORPORATION
Consolidated Financial Information
($ in thousands)
Unaudited

	Three months ended March 31,
	2005	2004
Key Ratios

Leverage Ratio	7.73%	7.58%

Return on Average Assets	0.91%	0.90%
Return on Average Equity	11.66%	11.19%
Net Interest Margin (Tax Equivalent)	3.47%	3.72%
Efficiency Ratio	78.09%	72.74%

Net Loans (Recovered) Charged-off to Average Loans and Leases, Annualized	(0.08%)	0.16%
Provision for Loan and Lease Losses to Average Loans and Leases, Annualized	(0.42%)	0.01%
Allowance for Loan and Lease Losses to Period-end Loans and Leases	0.91%	1.21%
Allowance for Loan and Lease Losses to Nonperforming Loans and Leases	583.92%	132.83%
Nonperforming Loans and Leases to Period-end Loans and Leases	0.16%	0.91%
Nonperforming Assets to Period-end Assets	0.10%	0.52%

Allowance for Loan Losses

Allowance for Loan Losses, Beginning of Period	$5,267	$6,069

Loans Charged-off	(148)	(308)
Recoveries of Loans Previously Charged-off	254	118

Net Loans Recovered (Charged-off)	106	(190)

Provision for Loan Losses	(544)	14

Allowance for Loan Losses, End of Period	$4,829	$5,893